UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 1, 2006

MANNATECH, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Texas	000-24657	75-2508900
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 S. Royal Lane, Suite 200

Coppell, Texas 75019

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (972) 471-7400

(Former name or former address, if change since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective June 1, 2006, Mannatech entered into a one year Consulting and Separation Agreement with Ms. Bettina Simon in connection with her resignation as Senior Vice President and Chief Legal Officer. Under the terms of the agreement, Ms. Simon will receive her leased car, furniture, and a computer, valued at approximately $0.1 million. In addition, Mannatech agreed to pay Ms. Simon $10,000 a month for one year for litigation consulting support. A copy of this Agreement is attached as Exhibit 99.1 to this Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement.

As a result of her resignation, the Employment Agreement between Ms. Simon and Mannatech has terminated effective June 1, 2006.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit
99.1*	Consulting and Separation Agreement between Mannatech and Ms. Bettina Simon, dated June 1, 2006.

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANNATECH, INCORPORATED

/s/ Stephen D. Fenstermacher
	Name:	Stephen D. Fenstermacher
Dated: June 2, 2006	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1*	Consulting and Separation Agreement between Mannatech and Ms. Bettina Simon, dated June 1, 2006.

*	Filed herewith.